DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Entity #
E0685642006-3
Document Number
20060589272-81

Date Filed:
9/13/2006 4:05:13 PM
In the office of

Dean Heller
Secretary of State

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	MICRO MAMMOTH SOLUTIONS, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, NEVADA 89706 Street Address / City / Zip Code Optional Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par value: $.0001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. JAMES WATSON Name 1511 DODD RD, WINTER PARK, FL 32792 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	CSC SERVICES OF NEVADA, INC. Name / Signature 502 E JOHN STREET, CARSON CITY, NV 89706 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: Authorized Signature of R.A. or On Behalf of R.A. Company / Date

This form must be accompanied by appropriate fees.

MICRO MAMMOTH SOLUTIONS, INC.

Business Entity Information

Status:	Active	File Date:	9/13/2006 4:05:13 PM
Type:	Domestic Corporation	Corp Number:	E0685642006-3
Qualifying State:	NV	List of Officers Due:	10/31/2006
Managed By:		Expiration Date:	

Resident Agent Information

Name:	CSC SERVICES OF NEVADA INC	Address 1:	502 EAST JOHN STREET
Address 2:		City:	CARSON CITY
State:	NV	Zip Code:	89706
Phone:		Fax:	
Email:		Mailing Address 1:	
Mailing Address 2:		Mailing City:	
Mailing State:		Mailing Zip Code:	

Financial Information

No Par Share Count:	0	Capital Amount:	$ 10,000.00
Par Share Count:	100,000,000.00	Par Share Value:	$ 0.0001

Officers

☑ Include Inactive Officers

No officers found for this company

Actions\Amendments

Action Type:	Articles of Incorporation		
Document Number:	20060589272-81	# of Pages:	1
File Date:	09/13/2006	Effective Date:	

Initial Stock Value: Par Value Shares: 100,000,000 Value: $ 0.0001 No Par Value Shares: 0 -------------------------------------- Total Authorized Capital: $ 10,000.00